Exhibit 3.3

STATE of DELAWARE

CERTIFICATE OF INCORPORATION

OF

MATTRESS INTERCO, INC.

1.                                       Name. The name of this corporation is Mattress Interco, Inc.

2.                                       Registered Office. The registered office of this corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400 in the City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

3.                                       Purpose. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.                                       Stock. The total number of shares of stock that this corporation shall have authority to issue is one hundred (100) shares of Common Stock, $0.01 par value per share. Each share of Common Stock shall be entitled to one vote.

5.                                       Incorporator. The name and mailing address of the incorporator is: Margie C. Hinckley, Ropes & Gray LLP, One International Place, Boston, MA 02110.

6.                                       Change in Number of Shares Authorized. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

7.                                       Election of Directors. The election of directors need not be by written ballot unless the by-laws shall so require.

8.                                       Authority of Directors. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

9.                                       Liability of Directors. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph 9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

10.                                 Indemnification. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

11.                                 Records. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

12.                                 Meeting of Stockholders of Certain Classes. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

[Remainder of Page Intentionally Left Blank]

2

THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this 5th day of January, 2007.

/s/ Margie C. Hinckley
Margie C. Hinckley
Sole Incorporator

Certificate of Incorporation – Mattress Interco, Inc.

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MATTRESS INTERCO, INC.”, CHANGING ITS NAME FROM “MATTRESS INTERCO, INC.” TO “MATTERSS FIRM HOLDING CORP.”, FILED IN THIS OFFICE ON THE SIXTH DAY OF JUNE, A.D. 2011, AT 11:51 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W Bullock
Jeffrey W Bullock, Secretary of State
4280344 8100	AUTHENTICATION: 8811229

110690536	DATE: 06-06-11
You may verify this certificate online at corp.delaware.gov/authver.shtml

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:07 PM 06/06/2011
FILED 11:51 AM 06/06/2011
SRV 110690536 - 4280344 FILE

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

MATTRESS INTERCO, INC.

Mattress Interco, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”).

DOES HEREBY CERTIFY:

FIRST:       That the Board of Directors of the Corporation, by unanimous written consent, adopted resolutions to effect a change in the Corporation’s name so that Article I of the Certificate of Incorporation of the Corporation be amended by deleting Article I in its entirety and replacing it with the following in lieu thereof:

“The name of this corporation is Mattress Firm Holding Corp.”

SECOND:         That, in lieu of a meeting and vote of the stockholder, the stockholder of said corporation has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:               That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chief Financial Officer this 6th day of June, 2011

MATTRESS INTERCO, INC.

By:	/s/ James R. Black
Name:	James R. Black
Title:	Chief Financial Officer

[Mattress Interco, Inc. Certificate of Amendment to Certificate of Incorporation]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MATTRESS FIRM HOLDING CORP.

Mattress Firm Holding Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST:             That the Board of Directors of the Corporation, by unanimous written consent, adopted resolutions to amend the number of shares the Corporation shall have the authority to issue by deleting in its entirety Article IV and replacing it with the following new Article IV:

“4.           Stock.  The total number of shares of stock that this corporation shall have authority to issue is one hundred and twenty million (120,000,000) shares of Common Stock, $0.01 par value per share.  Each share of Common Stock shall be entitled to one vote.”

THIRD:            That, in lieu of a meeting and vote of the stockholders, the stockholder of said corporation has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH:        That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chief Financial Officer this 3rd day of November, 2011.

MATTRESS FIRM HOLDING CORP.

By:	/s/ James R. Black
Name: James R. Black
Title: Chief Financial Officer

[Certificate of Amendment Increasing Authorized Shares]